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                             COMMERCIAL ASSETS, INC.
                         SPECIAL MEETING OF STOCKHOLDERS
                                 AUGUST 1, 2000
                                   10:00 A.M.
                          2000 SOUTH COLORADO BOULEVARD
                                   10TH FLOOR
                             DENVER, COLORADO 80222

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

COMMERCIAL ASSETS, INC.                                                                PROXY
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PROXY SOLICITED BY THE CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS (AUGUST 1, 2000).
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The undersigned hereby appoints Terry Considine and Thomas L. Rhodes, and each of them, the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all shares of common stock ("Common
Stock") of Commercial Assets, Inc. (the "Corporation"), standing in the undersigned's name at the Special Meeting of Stockholders (the "Stockholders'
Meeting") of the Corporation to be held at 2000 South Colorado Boulevard, 10th
Floor, Denver, Colorado on August 1, 2000, at 10:00 a.m., local time, upon those matters as described in the Joint Proxy Statement/Prospectus for the meeting and such other matters as may properly come before such meeting or any postponements or adjournments thereof. The Board of Directors of the Corporation has reserved the right, pursuant to Delaware law, to abandon the proposal even if the
Corporation's Stockholders authorize the proposal.

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROSPOAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.








             (Continued and to be signed and dated on reverse side)
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                               PLEASE DETACH HERE
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  A VOTE "FOR" THE PROPOSAL DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS
                  FOR THE STOCKHOLDERS MEETING IS RECOMMENDED:




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
   1.  Adoption of the Second Amended and Restated Agreement and Plan of        [   ] FOR      [   ] AGAINST       [   ] ABSTAIN
       Merger, dated as of June 2, 2000, by and between Asset Investors
       Corporation and Commercial Assets, Inc.

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Address Change? Mark Box [   ]
Indicate changes below:

                                                Date                      , 2000
                                                     ---------------------



                                                --------------------------------

                                                (Signature(s) of Stockholder(s))

                                                Please sign as your name exactly
                                                as it appears hereon. If acting
                                                as attorney, executor, trustee,
                                                or in other representative
                                                capacity, please sign name and
                                                title. If Units are held
                                                jointly, each joint owner should
                                                sign.

                                                PLEASE SIGN, DATE AND RETURN
                                                PROMPTLY IN THE ENCLOSED
                                                ENVELOPE.